UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2008

Dot Hill Systems Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Faraday Avenue, Suite 100, Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (760) 931-5500
Not applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
EX-99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On November 11, 2008, our Board of Directors (the “Board”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Thomas H. Marmen to the Board effective November 11, 2008. Mr. Marmen was appointed to serve as a Class I director, continuing in office until our 2009 annual meeting of stockholders and until such time as his successor is duly elected and qualified or until his earlier death, resignation or removal.
Upon his election to the Board, Mr. Marmen received an automatic initial grant of a non-qualified stock option to purchase 50,000 shares of our common stock (the “Initial Grant”), pursuant to the terms of our 2000 Amended and Restated Non-Employee Directors’ Stock Option Plan. The shares of common stock subject to the Initial Grant vest over a period of four years, with 25% of the shares vesting 12 months after the date of grant and the balance of the shares vesting in equal monthly installments over the remaining three-year period. Subject to his continued service as a director, Mr. Marmen will also be entitled to receive an automatic fully-vested non-qualified stock option to purchase 20,000 shares of our common stock on each annual meeting of stockholders. Mr. Marmen is also entitled to customary director fees and reimbursements.
Mr. Marmen has also entered into Dot Hill’s standard form of indemnity agreement. The indemnity agreement provides, among other things, that we will indemnify Mr. Marmen, under the circumstances and to the extent provided for therein, for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his service to Dot Hill as a director, and otherwise to the fullest extent under applicable law.
Mr. Marmen was also appointed as a member of the Compensation Committee of the Board. In addition, Kimberly Alexy, a current director, was appointed chair of the Compensation Committee of the Board and Richard Mejia, Jr., a current director, was appointed as a member of the Audit Committee of the Board and the Nominating and Corporate Governance Committee of the Board.
A copy of the November 14, 2008 press release announcing Mr. Marmen’s appointment to the Board is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release of Dot Hill Systems Corp. dated November 14, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.
By:	/s/ Hanif I. Jamal
Hanif I. Jamal
Senior Vice President, Chief Financial Officer and Secretary
Date: November 14, 2008

Exhibit Index

Exhibit No.	Description

99.1	Press release of Dot Hill Systems Corp. dated November 14, 2008.